                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[x]Preliminary Proxy Statement
[ ]Confidential for  Use of the  Commission Only  (as permitted by  Rule 14-a-
6(e)(2))
[ ]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to   240.14a-11(c) or   240.14a-12

                           SMITH BARNEY EQUITY FUNDS
                 (Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box):

[x]$125 per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2),  or
Item 22(a)(2) of Schedule 14A.
[ ]$500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[ ]Fee computed on table below per Exchange Act Rules 14-a-6(i)(4) and 0-11.

   1)Title of each class of securities to which transaction applies:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   2)Aggregate number of securities to which transaction applies:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
     (set forth the amount on which the filing fee is calculated and state how it was determined):
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   4)Proposed maximum aggregate value of transaction:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

   5)Total fee paid:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

[ ]  Fee previously paid with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
   1)Amount Previously Paid:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   2)Form, Schedule or Registration Statement No.:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   3)Filing Party:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
   4)Date Filed:
      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

PRELIMINARY COPY



July   , 1995


Dear Shareholder:

        An Important Notice About Smith Barney Strategic Investors Fund

     We would like to inform you of a proposal concerning Smith Barney Strategic Investors Fund (the Fund). The Board of Trustees of Smith Barney Equity Funds (the Trust) has recently unanimously endorsed this proposal.

     The Fund's current adviser is Smith Barney Strategy Advisers Inc. (SBSA), a wholly owned subsidiary of Smith Barney Mutual Funds Management Inc. The Board has recommended that the Trust begin a new investment advisory agreement for the Fund with SBSA. The Board has also recommended that the Trust terminate the Fund's current sub-advisory agreement with The Boston Company Advisors, Inc. (Boston Advisors).

     Under the terms of the new investment advisory agreement, SBSA would
become the Fund's sole investment adviser.   SBSA, which is already serving as
asset allocation consultant to the Fund through its affiliate, Smith Barney Inc., would provide increased services to the Fund in the areas of setting overall strategy, security selection and trading.

     The Board recommended this action in response to the resignation of William W. Carter, the Fund's former portfolio manager. Mr. Carter resigned from Boston Advisors in April 1995. The Board determined that consolidating all investment functions under one adviser, SBSA, would maintain the continuity of investment style and significantly simplify the Fund's management. It would also allow the Fund to operate more efficiently and provide investment management beneficial to the Fund's performance. Subject to shareholder approval, the Board has approved the appointment of a new management team for the Fund headed by Robert J. Brady, CFA, and Ellen S. Cammer. Together the new team has nearly 50 years of investment experience, the majority of it at Smith Barney or its predecessor firms.

     We will hold a special meeting of shareholders of the Fund on August , 1995 to consider this proposal and to transact other Fund business. We strongly urge you to participate by reviewing, completing and returning your proxy by August , 1995 in the postage-paid envelope provided. For more details about the proposed transaction, please refer to the enclosed proxy statement.

     We thank you for your timely participation and look forward to serving your investment needs with Smith Barney Mutual Funds. If you have any questions, please call your Financial Consultant who will be pleased to assist you.


     Sincerely,




     Heath B. McLendon
     Chairman of the Board
     Smith Barney Equity Funds

                               PRELIMINARY COPY

                     SMITH BARNEY STRATEGIC INVESTORS FUND
                   A SUB-TRUST OF SMITH BARNEY EQUITY FUNDS

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held on [August __, 1995]


To the Shareholders of Smith Barney Strategic
  Investors Fund:

     Notice is hereby given that a special meeting of shareholders of Smith Barney Strategic Investors Fund (the "Fund"), a mutual fund organized as a sub-trust of Smith Barney Equity Funds (the "Trust"), will be held at 388 Greenwich Street, 26th Floor, New York, New York on [August __, 1995] commencing at _____ _.m. for the following purposes:

     1. To approve or disapprove a new investment advisory agreement between the Trust, on behalf of the Fund, and Smith Barney Strategy Advisers Inc. ("SBSA") (Proposal 1).

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     These items are discussed in greater detail in the attached Proxy Statement. The close of business on [June __, 1995] has been fixed as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the meeting and any adjournment thereof.

                                             By Order of the Board of Trustees

                                                           Christina T. Sydor
[July __, 1995]                                            Secretary



 SHAREHOLDERS OF THE FUND WHO DO NOT EXPECT TO ATTEND THE SPECIAL MEETING ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE CONTINENTAL UNITED STATES. INSTRUCTIONS FOR THE PROPER EXECUTION OF PROXY CARDS ARE SET FORTH ON THE FOLLOWING PAGE. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.

                     INSTRUCTIONS FOR SIGNING PROXY CARDS

          The following general rules for signing proxy cards may be of assistance to you and avoid the time and expense to the Fund involved in validating your vote if you fail to sign your proxy card properly.

          1. Individual Accounts: Sign your name exactly as it appears in the registration on the proxy card.

          2.   Joint Accounts:   Either party  may sign,  but the name  of the
party signing should conform exactly to the name shown in the registration on the proxy card.

          3. All Other Accounts: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:



 Registration                                   Valid Signature
 ------------                                   ---------------
 Corporate Accounts
 (1)  ABC Corp.  . . . . . . . . . . . .         ABC Corp.
 (2)  ABC Corp.  . . . . . . . . . . . .         John Doe, Treasurer
 (3)  ABC Corp.
       c/o John Doe, Treasurer . . . . .         John Doe
 (4)  ABC Corp. Profit Sharing
        Plan . . . . . . . . . . . . . .         John Doe, Trustee

 Trust Accounts
 (1)  ABC Trust  . . . . . . . . . . . .         Jane B. Doe, Trustee
 (2)  Jane B. Doe, Trustee
        u/t/d 12/28/78 . . . . . . . . .         Jane B. Doe

 Custodian or Estate Accounts
 (1)  John B. Smith, Cust.
        f/b/o John B. Smith, Jr.
        UGMA . . . . . . . . . . . . . .         John B. Smith, Jr.
 (2)  John B. Smith  . . . . . . . . . .         John B. Smith, Jr., Executor

                     SMITH BARNEY STRATEGIC INVESTORS FUND
                   A SUB-TRUST OF SMITH BARNEY EQUITY FUNDS
                             388 Greenwich Street
                           New York, New York  10013

                        SPECIAL MEETING OF SHAREHOLDERS

                        To Be Held on [August __, 1995]


                                PROXY STATEMENT

          This Proxy Statement is being solicited by the Board of Trustees (the "Board") of Smith Barney Equity Funds (the "Trust"), for use at the Special Meeting of Shareholders (the "Meeting") of its sub-trust, Smith Barney Strategic Investors Fund (the "Fund"), to be held on [August __, 1995] or any adjournment or adjournments thereof. The Meeting will be held at 388 Greenwich Street, 26th Floor, New York, New York at the time specified in the Notice of Special Meeting of Shareholders and proxy card that accompany this Proxy Statement. Proxy solicitations will be made primarily by mail, but proxy solicitations also may be made by telephone, telegraph or personal interviews conducted by officers and employees of: the Trust; Smith Barney Inc. ("Smith Barney"), the distributor of shares of the Fund; and/or The Shareholder Services Group, Inc. ("TSSG"), a subsidiary of First Data Corporation and the transfer agent of the Fund. Arrangements may also be made to have shareholder votes recorded by telephone. The Fund has retained Applied Mailing Systems, Inc. to assist in the solicitation of proxies, at an estimated cost in the range of $________ to $________ (depending on the extent of the services provided). The costs of the proxy solicitation and expenses incurred in connection with the preparation of this Proxy Statement and its enclosures will be paid by the Fund.

          The Trust currently issues four classes of shares of beneficial interest ("Shares") in respect of the Fund, but for purposes of the matters to be considered at the Meeting, all Shares will be voted as a single class. Each Share is entitled to one vote and any fractional Share is entitled to a fractional vote. If the enclosed proxy is properly executed and returned in time to be voted at the Meeting, the Shares represented thereby will be voted in accordance with the instructions marked thereon. Unless instructions to the contrary are marked on the proxy, it will be voted FOR the matters listed in the accompanying Notice of Special Meeting of Shareholders. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to the

Trust at the above address prior to the date of the Meeting. For purposes of determining the presence of a quorum for transacting business at the Meeting, abstentions and broker "non-votes" (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons entitled to vote Shares on a particular matter with respect to which the brokers or nominees do not have discretionary power) will be treated as Shares that are present but which have not been voted. For this reason, abstentions and broker "non-votes" will have the effect of a "no" vote for purposes of obtaining the requisite approval of the proposals.

          In the event that a quorum is not present at the Meeting, or in the event that a quorum is present but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. In determining whether to adjourn the Meeting, the following factors may be considered: the nature of the proposals that are the subject of the Meeting, the percentage of votes actually cast, the percentage of negative votes actually cast, the nature of any further solicitation and the information to be provided to shareholders with respect to the reasons for the solicitation. Any adjournment will require the affirmative vote of a majority of those Shares represented at the Meeting in person or by proxy. Under the Trust's Master Trust Agreement, a quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding Shares of the Fund entitled to vote at the Meeting.

          The Board has fixed the close of business on [June __, 1995] as the record date (the "Record Date") for the determination of shareholders of the Fund entitled to notice of and to vote at the Meeting. On the Record Date, _________ Shares of the Fund were outstanding. [Except as set forth in Exhibit A, to the knowledge of the Trust and the Board, no single shareholder or "group" (as that term is used in Section 13(d) of the Securities Exchange Act of 1934), beneficially owned, as of the Record Date, more than 5% of any class of the outstanding Shares of the Fund. As of the Record Date, the officers and Board members of the Trust beneficially owned less than 1% of each class of Shares of the Fund.]

          As of the Record Date, no shares of Smith Barney Strategy Advisers Inc. ("SBSA") or its ultimate parent corporation, Travelers Group Inc. ("Travelers"), were held by Board members who are not interested persons of the Trust (as that term is used in the Investment Company Act of 1940, as amended (the "1940 Act")).

In order that your Shares may be represented at the Meeting, you are requested to:

          -    indicate your instructions on the enclosed proxy card;

          -    date and sign the proxy card;

          - mail the proxy card promptly in the enclosed envelope, which requires no postage if mailed in the United States; and

          - allow sufficient time for the proxy card to be received on or before [5:00 p.m., August __, 1995].

          As a business trust formed under the laws of the Commonwealth of Massachusetts, the Trust is not required to hold annual shareholder meetings but may hold special meetings as required or deemed desirable. As indicated above, the Meeting is being called to consider a new advisory contract for the Fund.

          The Board recommends affirmative votes on Proposal 1.


PROPOSAL 1

          TO APPROVE OR DISAPPROVE A NEW INVESTMENT ADVISORY AGREEMENT BETWEEN SMITH BARNEY STRATEGY ADVISERS INC. AND THE TRUST, ON BEHALF OF THE FUND.

          The Fund currently is advised by SBSA under an agreement dated July 15, 1994 (the "Current Advisory Agreement"). The Boston Company Advisors, Inc. ("Boston Advisors") currently acts as sub-adviser to the Fund pursuant to an agreement with the Fund and SBSA dated July 15, 1994 (the "Current Sub-Advisory Agreement," and together with the Current Advisory Agreement, the "Current Agreements"). For the reasons described below under the caption "Evaluation by the Board and Reasons for the Proposals," the Board has unanimously determined to terminate the Current Sub-Advisory Agreement with Boston Advisors. In conjunction with the termination of Boston Advisors as sub-adviser, the Board has unanimously determined, subject to approval by the shareholders of the Fund, to enter into a new investment advisory agreement between the Fund and SBSA (the "New Advisory Agreement"). SBSA and the Trust have agreed to terminate the Current Advisory Agreement, waiving any applicable notice provisions, upon the shareholders' approval of the New Advisory Agreement. Under the New Advisory Agreement, the Fund would pay advisory fees in an amount equal, in the aggregate, to the fees paid under the Current Agreements. It is contemplated, however, that under the New Advisory Agreement (1) SBSA, as the Fund's sole investment adviser, will render increased services to the Fund in the areas of setting overall strategy, security selection and trading and will retain the entire advisory fee paid by the Fund and (2) no payment of a sub-advisory fee will be paid to Boston Advisors. In addition, the New Advisory Agreement provides for a term different from that of the Current Advisory the Agreement.

          Under the Current Advisory Agreement, the Fund pays SBSA a monthly fee at the annual rate of 0.55 of 1.00% of the Fund's average daily net assets. In turn, under the Current Sub-Advisory Agreement, SBSA pays Boston Advisors a monthly fee at the annual rate of 0.275 of 1.00% of the Fund's average daily net assets. The Fund pays no fee to Boston Advisors directly. Under the proposed fee arrangements, the Fund would continue to pay SBSA a monthly fee at the annual rate of 0.55 of 1.00% of the Fund's average daily net assets, however, SBSA would retain the entire fee since no sub-advisory fee will be paid. The aggregate cost to the Fund for advisory services under the New Advisory Agreement would be the same as the fees currently paid under the Current Agreements.

          If approved by shareholders, the New Advisory Agreement will commence upon obtaining shareholder approval and continue for a two-year period and automatically thereafter for successive annual periods, provided such continuance is approved at least annually by (a) a majority of the Board who are not interested persons of the Trust (as the term is used in the 1940
Act) and (b) a majority of the full Board of Trustees or a majority of the outstanding voting securities of the Fund, as defined in the 1940 Act.

                      SMITH BARNEY STRATEGY ADVISERS INC.

          SBSA is a wholly owned subsidiary of Smith Barney Mutual Funds Management Inc. ("SBMFM"). SBMFM is a wholly owned subsidiary of Smith Barney Holdings Inc. ("Holdings") which in turn is a wholly owned subsidiary of Travelers. SBMFM serves as the Fund's administrator and Smith Barney serves as the Fund's distributor. SBSA, SBMFM, Smith Barney and Travelers are located at 388 Greenwich Street, New York, New York 10013.

          For the Fund's fiscal year ended January 31, 1995, the aggregate amount of advisory fees paid to SBSA by the Fund was $2,013,080, of which $________ was paid to Boston Advisors by SBSA. If the proposed fee structure had been in effect during the last fiscal year, SBSA would have retained aggregate advisory fees equal to $2,013,080 (__% more than the actual advisory fees retained).

          In addition, for the Fund's fiscal year ended January 31, 1995, the Fund paid (1) administration fees to SBMFM in the aggregate amount of $732,029, of which sub-administration fees in the amount of $________ were paid to Boston Advisors by SBMFM, and (2) service and distribution fees to Smith Barney in the aggregate amount of $3,215,966.

          The name, address, position with SBSA and principal occupation of each executive officer and director of SBSA are set forth in the following table.


 Name and Address*                            Position with SBSA                       Principal Occupation
 -----------------                            ------------------                       --------------------



 Heath B. McLendon**                          Chairman of the                          Managing Director
                                              Board of Directors                       of Smith Barney;
                                              and President                            Chairman of the funds of the Smith Barney
                                                                                       Group of Funds

 Lewis E. Daidone**                           Director                                 Managing Director of Smith Barney; Senior
                                                                                       Vice President and Treasurer of the funds
                                                                                       of the Smith Barney Group of Funds


 Michael J. Day                               Treasurer                                Managing Director   of Smith Barney

 Christina T. Sydor**                         Secretary                                Managing Director of Smith Barney;
                                                                                       Secretary of the funds of the Smith Barney
                                                                                       Group of Funds


______________________

* The business address of each person listed above is 388 Greenwich Street, New York, New York 10013.

**   Also an officer of the Fund.

                  EVALUATION BY THE BOARD AND REASONS FOR THE
                                   PROPOSALS

          In April 1995, the Board was informed that fourteen members of the professional staff of Boston Advisors, including the Fund's former Portfolio Manager and Investment Officer, William W. Carter, who was responsible for managing the equity portion of the Fund's portfolio, resigned from Boston
Advisors and formed a new investment management firm, Boston Partners Asset Management, L.P. In light of these events and as soon thereafter as practicable, the Board held a meeting via telephone conference on April 28, 1995 to discuss the status of the Fund's management. At that time, the Board was informed that, on the next business day, several executive personnel of SBSA would meet with Boston Advisors in Boston to discuss the future management of the Fund and that, in the interim, SBSA would closely supervise all portfolio transactions made by Boston Advisors on behalf of the Fund. Shortly thereafter at a Board meeting held on May 9, 1995, SBSA reported its findings to the Board for its consideration.

          On June 15, 1995, the Board met in person at a meeting called for the purpose of considering, among other things, (1) the termination of the Current Advisory Agreement and the approval of the New Advisory Agreement with SBSA and (2) termination of the Current Sub-Advisory Agreement with Boston Advisors. Although SBSA recommended that the Board approve these proposals, the Board also considered various other possible alternatives, including (1) continuation of the Current Sub-Advisory Agreement with Boston Advisors and
(2) solicitation of interest by other possible sub-advisers. The Board received and reviewed materials or discussed various matters regarding one or both of SBSA and Boston Advisors, including their personnel, portfolio managers, analysts, economists and others, methods of operation, past performance and profitability. After reviewing different options, the Board has determined that the termination of the Current Agreements and the approval of the New Advisory Agreement, pursuant to which SBSA would act as sole investment adviser for the Fund, are appropriate courses of action at this time in order to provide the Fund with management by investment professionals who are well suited to address the Fund's particular needs and to implement its asset allocation strategy.

          The Board considered, among other factors, that SBSA currently oversees Boston Advisors' management of the Fund's portfolio. The Board further considered that Smith Barney, an affiliate of SBSA, serves without compensation as asset allocation consultant to the Fund. The Board was advised that the asset allocation mix has been a primary determinant of the Fund's investment performance. The Board concluded that having all of the investment functions performed by a single entity would significantly simplify the Fund's management and permit it to operate more efficiently.

          The Board considered the fact that, although the aggregate cost to the Fund for advisory services under the proposed New Advisory Agreement would be the same as the fees paid under the Current Agreements, SBSA would be retaining the entire amount of its advisory fee. The Board determined that the additional fees retained by SBSA would compensate SBSA for assuming responsibility for all of the investment management functions of the Fund. The Board concluded that the New Advisory Agreement and the increased involvement of SBSA should provide investment management which will be beneficial to the overall performance of the Fund, while not affecting the investment advisory fee currently charged to the Fund.

          After a meeting of the full Board, and a meeting of the non-interested Trustees with their counsel, at which the Trustees carefully evaluated the foregoing issues, the Trustees of the Trust who were not interested persons of the Trust approved, and the Board as a whole, approved
(i) the termination of the Current Agreements and (ii) subject to shareholder approval, the New Advisory Agreement with SBSA substantially in the form of Exhibit B to this Proxy Statement.

                             BROKERAGE COMMISSIONS

          During the fiscal year ended January 31, 1995, the Fund incurred $541,403 in brokerage commissions, of which $117,328 (representing 21.70% of the total of all brokerage commissions paid) was paid to Smith Barney. Such commissions were paid with respect to 24.67% of the total dollar value of all transactions involving the payment of brokerage commissions effected during the year.

              CURRENT AND PROPOSED ADVISORY AGREEMENTS WITH SBSA

Current Advisory Agreement

          SBSA currently serves as investment adviser to the Fund pursuant to an advisory agreement dated July 15, 1994 between the Trust, on behalf of the Fund, and SBSA. The Current Advisory Agreement was last submitted to a vote of shareholders of the Fund on July 5, 1994 in connection with terminating the then existing investment advisory agreement with Boston Advisors and approving the Current Advisory Agreement with SBSA (at the same time, the Current Sub-Advisory Agreement with Boston Advisors was approved). Under its terms, SBSA, subject to the supervision of the Trust's

Board of Trustees, manages the Fund's investments in accordance with the investment objectives and policies stated in the Fund's Prospectus and the Trust's Statement of Additional Information. Under the Current Advisory Agreement, SBSA supervises the sub-investment advisory services currently rendered by Boston Advisors, determines the asset allocation of the Fund, evaluates and makes final determinations with respect to investment strategies for the Fund, provides the Fund with the benefits of research capabilities of the Smith Barney organization and provides executive management for the Fund. SBSA receives a fee that is computed daily and paid monthly at the annual rate of 0.55 of 1.00% of the value of the Fund's average daily net assets.

          Under the terms of the Current Advisory Agreement, SBSA bears all expenses in connection with its performance, including the sub-investment advisory fee payable to Boston Advisors under the Current Sub-Advisory Agreement. Other expenses incurred in the operation of the Fund are borne by the Fund, including: taxes, interest, brokerage fees and commissions, if any; distribution and shareholder service fees; fees of the Board members who are not officers, directors, shareholders or employees of Smith Barney, or any of its affiliates; SEC fees and state blue sky qualification fees; charges of custodian and transfer and dividend disbursing agents; certain insurance premiums; outside auditing and legal expenses; costs of investor services (including allocable telephone and personnel expenses); costs of preparation and printing of prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; costs of preparation and printing of shareholders' reports; costs incurred in connection with meetings of the shareholders of the Fund and of the officers or Board of the Trust; and any extraordinary expenses.

          If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to the Current Advisory Agreement and the Current Sub-Advisory Agreement but excluding interest, taxes, brokerage and, if permitted by state securities commissions, extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, SBSA will reduce its advisory fee to the Fund by the proportion of such excess equal to the proportion that the advisory fees bear to the Fund's aggregate fees for investment advice and administration. This expense reimbursement, if any, is estimated, reconciled and paid on a monthly basis.

          The Current Advisory Agreement provides that in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard for its obligations thereunder, the investment adviser shall not be liable for any act or omission in the course of or in connection with the rendering of its services thereunder.

          The Current Advisory Agreement will remain in effect pursuant to its terms for an initial term of two years from its date of execution and thereafter with respect to the Fund for successive annual periods if and so long as such continuance is specifically approved annually by (a) the Trust's Board or (b) a majority vote of the outstanding voting securities of the Fund, provided that in either event the continuance also is approved by a majority of the Board members who are not "interested persons" (as defined in the 1940
Act) of any party to the Agreement, by vote cast in person at a meeting called for the purpose of voting on approval. The Agreement is terminable, without penalty, on 60 days' written notice by the Board or by a majority vote of the outstanding voting securities of the Fund or on 90 days' written notice by SBSA. The Agreement would terminate automatically in the event of its assignment (as defined in the 1940 Act).

          Under the terms of the Current Sub-Advisory Agreement, Boston Advisors, subject to the supervision of the Board and SBSA as investment adviser, makes investment decisions for the Fund, places purchase and sale orders for portfolio transactions and provides analytical and research services to the Fund. Pursuant to the Current Sub-Advisory Agreement, SBSA pays Boston Advisors a sub-investment advisory fee of 0.275 of 1.00% of the value of the Fund's average daily net assets. Pursuant to the New Advisory Agreement, subject to approval by the shareholders of the Fund, SBSA would assume the investment management responsibilities currently provided to the Fund by Boston Advisors and would retain this additional portion of its advisory fee. By letter dated June 15, 1995, the Board has notified Boston Advisors of its decision to terminate the Current Sub-Advisory Agreement, effective August 14, 1995.

Proposed New Advisory Agreement

          The New Advisory Agreement contains the same advisory fee as the Current Advisory Agreement and is identical in all other material respects other than that it provides for a term different from that of the Current Advisory Agreement. It is contemplated under the New Advisory Agreement that
(1) SBSA will render increased services to the Fund as the sole investment adviser for the Fund and will retain the entire advisory fee paid by the Fund and (2) no sub-advisory fee will be paid to Boston Advisors.


                                 REQUIRED VOTE

          Approval of  the  Agreement  requires  the  affirmative  vote  of  a
"majority  of the  outstanding  voting  securities" of  the  Fund.   The  term
"majority of the outstanding voting securities" of the

Fund, as used in this Proxy Statement and defined in the 1940 Act, means the affirmative vote of the lesser of: (1) 67% of the voting securities of the Fund present at the Meeting if more than 50% of the outstanding Shares are present in person or by proxy at the Meeting; or (2) more than 50% of the outstanding securities of the Fund.


                      SUBMISSION OF SHAREHOLDER PROPOSALS

          The Trust is not generally required to hold annual or special shareholders' meetings. Shareholders wishing to submit proposals for inclusion in a proxy statement for a subsequent shareholders' meeting should send their written proposals to the Secretary of the Trust at the address set forth on the cover of this proxy statement. Shareholder proposals for inclusion in the Trust's proxy statement for any subsequent meeting must be received by the Trust a reasonable period of time prior to any such meeting.


                                 ANNUAL REPORT

          The Fund will furnish, without charge, a copy of its most recent Annual Report dated January 31, 1995 and its most recent Semi-Annual Report dated July 31, 1994, upon request to the Fund at 388 Greenwich Street, New York, New York 10013, (800) 224-7523, or by contacting a Smith Barney Financial Consultant.


                   OTHER MATTERS TO COME BEFORE THE MEETING

          The Board does not intend to present any other business at the Meeting nor is it aware that any shareholder intends to do so. If, however, any other matters are properly brought before the Meeting, the persons named in the accompanying proxy card(s) will vote thereon in accordance with their judgment.

[July __, 1995]




 IT IS IMPORTANT THAT  PROXIES BE RETURNED PROMPTLY.  SHAREHOLDERS WHO
 DO NOT EXPECT TO ATTEND THE MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE AND RETURN THE PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                                                                     EXHIBIT A


                    BENEFICIAL OWNERSHIP OF CLASS C SHARES
                             as of the Record Date


                                                                 Number of Shares                   Percentage of Class C
 Name and Address                                               Beneficially Owned                   Shares Outstanding
 ----------------                                               ------------------                  ---------------------

 Frontier Trust Company as TTEE                                     13,111.577                             [10.35]
 MBS/Multimode Inc.
 Attn:  Camille Petrizzo
 7 Horden Lane
 Huntington Station, NY 11746

 Frontier Trust Company as TTEE                                     10,962.770                              [8.66]
 Reynolds Brothers Inc.
 Attn:  Ed Snyder
 1000 Airport Road
 Lakewood, NJ 08701

 Landmark Contract                                                  10,723.887                              [8.47]
 Management Inc. 401K
 Attn:  Diane McGinis
 930 Roosevelt Pkwy Ste 200
 St. Louis, MO 63017-2053

 Frontier Trust Company as TTEE                                      8,829.733                              [6.97]
 Southern Micrographix Inc.
 Attn:  Dale Herring
 112 Walter Davis Drive
 Birmingham, AL 35209

 Frontier Trust Company as TTEE                                      8,067.839                              [6.37]
 Weldon Machine Tool Inc.
 c/o The Barclay Group
 Springhouse Corporate Center
 323 Norristown Road
 Ambler, PA 19002


                                                                     EXHIBIT B



                                    FORM OF
                              ADVISORY AGREEMENT

                           SMITH BARNEY EQUITY FUNDS

                    (Smith Barney Strategic Investors Fund)

                                                             ___________, 1995


Smith Barney Strategy Advisers Inc.
388 Greenwich Street
New York, New York  10013

Dear Sirs:

          Smith Barney Equity Funds (the "Company"), a trust organized under the laws of the Commonwealth of Massachusetts, on behalf of Smith Barney Strategic Investors Fund (the "Fund"), confirms its agreement with Smith Barney Strategy Advisers Inc. (the "Adviser"), as follows:

          1.   Investment Description; Appointment

          The Company desires to employ its capital relating to the Fund by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Master Trust Agreement, as amended from time to time (the "Master Trust Agreement"), in the prospectus relating to the Fund (the "Prospectus") and the statement of additional information relating to the Company (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Company (the "Board"). Copies of the Prospectus, the Statement and the Master Trust Agreement have been or will be submitted to the Adviser. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Master Trust Agreement to the Adviser on an on-going basis. The Company desires to employ and hereby appoints the Adviser to act as the Fund's investment adviser. The Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

          2.   Services as Investment Adviser

          Subject to the supervision, direction and approval of the Board of the Company, the Adviser will: (a) manage the Fund's portfolio in accordance with the Fund's investment objective(s) and policies as stated in the Master Trust Agreement, the Prospectus and the Statement; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts who provide research services to the Fund. In providing those services, the Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. The Adviser may, with the approval of the Board and the shareholders of the Fund (to the extent required by applicable law), from time to time, sub-contract with one or more sub-investment advisers to provide some or all of the services required under this agreement.

          3.   Brokerage

          In selecting brokers or dealers to execute transactions on behalf of the Fund, the Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934), provided to the Fund and/or other accounts over which the Adviser or its affiliates exercise investment discretion.

          4.   Information Provided to the Company

          The Adviser will keep the Company informed of developments materially affecting the Fund's portfolio, and will, on its own initiative, furnish the Company from time to time with whatever information the Adviser believes is appropriate for this purpose.

          5.   Standard of Care

          The Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2 and 3 above. The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Adviser against any liability to the Company or the shareholders of the Fund to which the Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Adviser's reckless disregard of its obligations and duties under this Agreement.

          6.   Compensation

          In consideration of the services rendered pursuant to this Agreement, the Fund will pay the Adviser on the first business day of each month a fee for the previous month at the annual rate of 0.55 of 1.00% of the Fund's average daily net assets. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of a month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

          7.   Expenses

          The Adviser will bear all expenses in connection with the performance of its services under this Agreement and will pay to any sub-investment adviser or advisers retained by the Adviser to provide advisory services to the Fund (a "Sub-Adviser") the fees required to be paid to each Sub-Adviser. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory and administration fees, other than those payable to a Sub-Adviser or any additional or substitute sub-investment adviser; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; and costs associated with maintaining the Company's legal existence and shareholder relations.

          8.   Reduction of Fee

          If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's sub-investment advisory and administration agreements, but excluding interest, taxes, brokerage and extraordinary expenses) exceed the expense limitation of any state having jurisdiction over the Fund, the Adviser will reduce its fee to the Fund by the proportion of such excess expense equal to the proportion that its fee thereunder bears to the aggregate of fees paid by the Fund for investment advice and administration in that year, to the extent required by state law. A fee reduction pursuant to this paragraph 8, if any, will be estimated, reconciled and paid on a monthly basis.

          9.   Services to Other Companies or Accounts

          The Company understands that the Adviser now acts, will continue to act and may act in the future as investment adviser to fiduciary and other managed accounts, and as investment adviser to other investment companies, and the Company has no objection to the Adviser's so acting, provided that whenever the Fund and one or more other investment companies advised by the Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company. The Fund recognizes that in some cases this procedure may adversely affect the size of the position obtainable or disposable for the Fund. In addition, the Fund understands that the persons employed by the Adviser to assist in the performance of the Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Adviser or any affiliate of the Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

          10.  Term of Agreement

          This Agreement shall become effective ___________, 1995 (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of the Company or (ii) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of the Company or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

          11.  Representation by the Company

          The Company represents that a copy of the Master Trust Agreement is on file with the Secretary of the Commonwealth of Massachusetts and with the Boston City Clerk.

          12.  Limitation of Liability

          The Company and the Adviser agree that the obligations of the Company under this Agreement shall not be binding upon any of the members of the Board, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company, as provided in the Master Trust Agreement. The execution and delivery of this Agreement have been authorized by the Board and a majority of the holders of the Fund's outstanding voting securities, are signed by an authorized officer of the Company, acting as such, and neither such authorization by such members of the Board and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Company as provided in the Master Trust Agreement.

          If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                                   Very truly yours,

                                   SMITH BARNEY EQUITY FUNDS
                                   on behalf of SMITH BARNEY
                                   STRATEGIC INVESTORS FUND


                                   By:
                                      Name:
                                      Title:

Accepted:

SMITH BARNEY STRATEGY ADVISERS INC.



Name:
Title:

                               PRELIMINARY COPY

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)

 ..............................................................................
 ....................................................


SMITH BARNEY STRATEGIC INVESTORS FUND
(A SUB-TRUST OF SMITH BARNEY EQUITY FUNDS)
PROXY SOLICITED BY THE BOARD OF TRUSTEES


The undersigned holder of shares of Smith Barney Strategic Investors Fund (the "Fund"), hereby appoints Heath B. McLendon, Christina T. Sydor and Robert A. Vegliante, attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of the Fund, 388 Greenwich Street, New York, New York, on
August      , 1995 at        .m. and any  adjournment or adjournments thereof.
The  undersigned  hereby  acknowledges  receipt   of  the  Notice  of  Special
Meeting/Proxy  Statement dated  June        , 1995  and hereby  instructs said
attorneys and proxies to vote said shares as indicated herein. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. A majority of the proxies present and voting at the Special Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given.

                         PLEASE SIGN, DATE AND RETURN
                      PROMPTLY IN THE ENCLOSED ENVELOPE


     Note: Please sign exactly as your name appears on this Proxy. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give your full title.

     Date: ____________________________________________

           ____________________________________________
              Signature(s)   (Title(s), if applicable)

                               PRELIMINARY COPY

VOTE THIS VOTING INSTRUCTION CARD TODAY!
YOUR PROMPT RESPONSE WILL SAVE
THE EXPENSE OF ADDITIONAL MAILINGS

(Please Detach at Perforation Before Mailing)

 ..............................................................................
 ..............................................................................


Please indicate your vote by an "X" in the appropriate box below. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL.

1. To approve a new Investment Advisory Agreement between Smith Barney Equity Funds, on behalf of Smith Barney Strategic Investors Fund, and Smith Barney Strategy Advisers Inc.

             ___FOR    ___AGAINST    ___ABSTAIN